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                                                                   EXHIBIT 23(a)


                         INDEPENDENT AUDITORS' CONSENT



         We consent to the incorporation by reference in Registration Statement No. 33-52795 on Form S-8 of Family Restaurants, Inc. of our report dated March 22, 1994 (which included an explanatory paragraph regarding the confirmation of Family Restaurants, Inc. bankruptcy plan) appearing in this Annual Report on Form 10-K of Family Restaurants, Inc. for the year ended December 31, 1995.



DELOITTE & TOUCHE LLP


Costa Mesa, California
March 29, 1996